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                                                                    EXHIBIT 23.2

                           [FEHR LAW FIRM LETTERHEAD]
                             #703 Aerospace Center
                             1104 Country Hills Dr.
                                Ogden, UT 84403



                                November 7, 1999


Michael J. Crnkovich
Emergency Filtration Products
4335 S. Industrial Road, Suite 440
Las Vegas, NV 89103

Dear Michael:

     This letter shall serve as acknowledgment and consent to the use of my name in reference to the disclosure of the legal matter between Emergency Filtration Products and Bruce E. Batchelor with regard to Mr. Batchelor's claim to certain rights in the trademark of the Company.

     I am aware of and have no objection to the use of my name in the disclosure of this matter as stated in paragraph (b) of Item 2 labeled Legal Proceedings in the Form 10-SB filed with the SEC by Emergency Filtration Products.

                                   Sincerely,

                                   /s/ THOMPSON E. FEHR
                                   Thompson E. Fehr

TEF/msg